EXHIBIT 10.1


                                February 21, 2002

America Online, Inc.
22000 AOL Way
Dulles, Virginia 20166
Attention:  General Counsel

               Re: Waiver of Rights under Restructuring Agreement
                   ----------------------------------------------

Ladies and Gentlemen:

         We are writing to confirm our agreement and understanding regarding the waiver of certain rights by America Online, Inc. ("AOL") under Section 5.3 of the Restructuring and Note Agreement, dated September 19, 2001 (the "Restructuring Agreement"), between you and us. As we have discussed, we are proposing to restructure our existing 4-1/2% Convertible Subordinated Notes due 2002 and 5% Convertible Subordinated Notes due 2004 (collectively, the "Existing Notes") by offering in exchange for each such Existing Note (the "Exchange Offer") either (a) a new senior subordinated note (the "New Note") of Talk America Holdings, Inc. (the "Company"); or (b) a combination of cash and a new senior subordinated convertible note (the "Convertible Note") of the Company. Each of the New Note and the Convertible Note would (a) be subordinated in all respects to the 8% Secured Convertible Note Due 2011 issued to AOL on September 19, 2001 (the "AOL Note"); (b) have an initial maturity date after (and not be subject to mandatory redemption on or prior to) September 19, 2006; and (c) in the case of the Convertible Note, be convertible at a rate of not less than $5.00 per share. The documentation through which the Company shall make the Exchange Offer to the holders of the Existing Notes shall be referred to in this letter as the "Exchange Offer Documentation."

         We understand that under Section 5.3 of the Restructuring Agreement, AOL has the right to prepayment of the AOL Note in an amount equal to the principal amount of Subordinated Indebtedness (as defined in the Restructuring Agreement) redeemed, repurchased or repaid, unless the cash used to redeem, repurchase or repay the Subordinated Indebtedness has been raised solely for such purpose through the issuance of additional Subordinated Indebtedness or equity of the Company. Pursuant to this letter agreement, AOL hereby agrees to waive this right solely with respect to the Exchange Offer provided that: (a) the Company shall in connection with and no later than the date on which any cash payment is made in the Exchange Offer prepay in cash a principal amount of the AOL Note equal to forty percent of the amount of cash (excluding accrued interest) to be paid by the Company to holders of the Existing Notes in the Exchange

Offer, (b) AOL has pre-approved in writing the Exchange Offer Documentation as consistent with the terms of this letter (which approval shall not be unreasonably withheld and such approval shall be deemed to be granted if AOL has not notified the Company in writing as to the specific objections to the proposed Exchange Offer Documentation by 11:59 p.m. eastern time on the second business day following receipt by AOL of proposed Exchange Offer Documentation identified by the Company as the final draft of such documentation), (c) the Exchange Offer is completed under the circumstances described in this letter prior to April 30, 2002 and (d) the aggregate amount of cash paid or payable pursuant to the Exchange Offer and to AOL pursuant to clause (a) above does not exceed $10,000,000.


         In addition, AOL acknowledges receipt of a cash payment of $1,226,960 (all of which is prepayment of the AOL Note and $736,176 of which will be credited against any amounts owed by the Company pursuant to clause (a) of the preceding paragraph) and hereby agrees to waive its rights under Section 5.3 of the Restructuring Agreement with respect to the Company's purchase on December 4, 2001 of $5,008,000 principal amount of Company's 4-1/2% Convertible Subordinated Notes due 2002 for an aggregate amount of $1,226,960 plus accrued interest of $49,454. The Company represents and warrants that, except as set forth in the preceding sentence, it has not redeemed, repurchased or otherwise pre-paid any Subordinated Indebtedness (as that term is defined in the Restructuring Agreement) since September 19, 2001.


         Any waivers by AOL are limited to the circumstances described in this letter and will not be deemed to be a waiver of any other provision of the Restructuring Agreement, or a waiver of AOL's rights under Section 5.3 under any other circumstances. The Company hereby expressly acknowledges that failure by AOL to enforce its rights under Section 5.3 of the Restructuring Agreement in this instance or in the past does not entitle the Company to any such waiver under this or any other section of the Restructuring Agreement in the future.

         If you are in agreement with the foregoing agreement and understanding regarding the Restructuring Agreement, please so confirm by signing the enclosed copy of this letter as provided below and returning the signed copy to us, whereupon this letter agreement shall be a binding agreement between us. This letter may be executed in counterparts, each of which shall be deemed an original with the same effect as if the signatures were on the same instrument.

                                   Very truly yours,

                                   TALK AMERICA HOLDINGS, INC.


                                   By:      /s/ Aloysius T. Lawn IV
                                            --------------------------------
                                            Name: Aloysius T. Lawn IV
                                            Title:  EVP-General Counsel


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



         The undersigned, America Online, Inc., hereby acknowledges the foregoing letter and consents and agrees to its terms.


AMERICA ONLINE, INC.


By:      /s/ Lynda Clarizio
         -----------------------------
         Name: Lynda Clarizio
         Title:  Senior Vice President

Date:    February 21, 2002


cc:      Senior Vice President,
         Head of Business Affairs
         America Online, Inc.


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